Exhibit 10.1


Barbados
December 2003

                              Asset Sale Agreement

     This AGREEMENT is entered into as of the day of December 1, 2003 (the "Agreement"), between Royal Caribbean Hotels Limited ("Seller") and Caribbean American Health Resorts (Barbados) Inc. ("Purchaser"), and the terms, conditions, provisions and agreements contained herein represent the final understandings and agreements between the Seller and Purchaser and supersede all prior understandings and agreements whether written or oral.


                                    Recitals

     WHEREAS, the Seller is the legal, equitable and beneficial owner of certain assets of hotel properties consisting of:

Part 1
------

All that land situate in the district called Hastings in the parish of Christ Church in this island Barbados containing by estimation 2,549.17 square meters which area represents the metric equivalent of 27,439 square feet as delineated and shown on a plan certified on the 17th day of February, 1966, by Harold A. Went, land surveyor abutting and Abounding towards the West on a public road called Marine Garden Gap toward the North and East on the lands of places called respectively "Westwood" and "Margate now or late the property of W. E. Blades and towards the South on the public road known as Hastings Road or however else the same may Abut or Abound and Together with the building as thereon Known and forming part of Regency Cove Hotel.

Part 2
------

All that land also situate in the district called Hastings in the said parish of Christ Church in the island Containing by estimation 933.77 square metres which area represents the metric of 10,051 square feet Abutting and bounding towards the East on land now or late of H.S. Waite towards the south on the sea shore towards the west on Hastings Rocks and towards the North on the public Road called Hastings Road or however else the same may abut and abound together with the buildings thereon known as and forming part of Regency Cove Hotel.

     WHEREAS, the Seller desires to sell certain assets set out herein and Purchaser desires to purchase these said assets as described in this Agreement, all pursuant to the terms and conditions hereinafter set forth;

     In consideration of the premises and the mutual promises contained herein, and other good and reasonable consideration, the parties hereto hereby agree as follows:

                                    ARTICLE 1


                           SALE AND PURCHASE OF ASSETS

     1.1 Sale of Assets at the Closing. Subject to the terms and conditions set
     ---------------------------------
forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and agreements set forth in this Agreement, the Seller hereby agrees to sell to Purchaser and Purchaser hereby agree to purchase from the Seller, the assets that have been specified in this agreement. Closing shall occur on or before 30 days from the execution of this agreement.


     1.2 Consideration. The consideration for the sale and purchase of the
     -----------------
Covered Assets is the agreement by the Purchaser to provide, or cause to be provided, a total of $5.0 million dollars (U.S.), comprised of 2,500,000 shares of Vital Health Technologies, Inc. common stock valued at $4.0 million dollars U.S. and $1.0 million dollars (U.S.) in cash. Shares of the Purchaser's common stock (restricted) will be held and delivered at closing. As additional consideration, the Purchaser agrees that within ninety days (90) days from the date hereof, the Purchaser will secure the release of the Seller from all personal liability for obligations of the Seller related to the asset sale. Seller represents and warrants that attached hereto as Schedule A is a true and correct list of all obligations of the Seller any for which the Seller has personal liability. In the event that the Seller has not been released from such personal liability within the time specified, and provided further that the Purchaser does not have a binding agreement that would result in the release of the Seller within thirty (30) days from the end of such period (e.g., a loan commitment that would pay in full all indebtedness which Seller has guaranteed), then, in such event, the Covered Assets shall revert to the Seller.


                                    ARTICLE 2


                                     CLOSING

     2.1 Obligations of the Seller and Purchaser. The Seller and Purchaser
     -------------------------------------------
hereby agrees to the following:

     (a) The Purchaser shall issue and deliver certificate(s) representing the Seller's Ownership Interest at closing. The Purchaser shall complete a due diligence review as specified in ARTICLE 4 item 4.2 prior to closing. In the event Seller does not satisfy the due diligence requirements of the Purchaser, this Agreement shall be cancelled

     (b) The Seller certifies that all authorizations, consents, approvals and waivers or other action required to be obtained by the Seller in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained;

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, the Seller hereby represents and warrants to Purchaser and agrees, as follows:

     3.1 Organizations and Good Standing. The Seller is a limited liability
     -----------------------------------
company duly organized, existing and in good standing under the laws of Barbados. The Seller has full corporate power and authority to own, lease and operate its properties and conduct its business, and is duly qualified to transact business and is in good standing in every jurisdiction in which the business conducted by it makes such qualification necessary.

     3.2 Authority Relative to this Agreement. The execution, delivery and
     ----------------------------------------
performance of this Agreement by the Seller, has been duly authorized and approved by all necessary actions by it and neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms and provisions of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under (a) the Seller's Articles of Organization or Operating Agreement,

(b) any law or administrative regulation applicable to the Seller or any of their respective properties, or (c) any mortgage, judgment, order, award, decree to which the Seller is a party or by which the Seller is bound, or give any party with rights under any such indenture, agreement, mortgage, judgment, order, award, decree or other instrument or restriction the right to terminate, modify or otherwise change the rights or obligations of the Seller under such indenture, agreement, mortgage, decree or other instrument or restriction; and, no authorization, approval or consent of, or notice to or filing with any governmental department, commission, bureau or agency or other public body or authority is or will be required for the execution, delivery or performance of this Agreement by the Seller or for the consummation by the Seller of the transactions contemplated hereby or thereby. The Company and the Seller have full power and authority to do and perform all acts and things required to be done by such party under this Agreement. All corporate acts and other proceedings required to be taken by or on the part of the Seller to authorize it to carry out this Agreement and such other agreements and instruments as are contemplated hereby and the transactions contemplated hereby and thereby have been duly and properly taken or will be duly and properly taken prior to the Closing. This Agreement constitutes the legal, valid and binding obligations of the Seller and the Seller and will be enforceable against such party in accordance with their respective terms.

     3.3 Material Changes. The Seller has not (i) made any material change in
     --------------------
its business or properties; (ii) sold or otherwise disposed of any of its real property or leases, or entered into any renewals or extensions of existing leases or entered into any new leases; (iii) entered into any contract, license, franchise or commitment other than in the ordinary course of business (consistent with its past practice), or made any capital expenditure or commitment therefore in excess of $5,000.00, or waived any right; (iv) altered or revised its procedures, methods or practices; (v) removed, or permitted to be removed, from any building, facility or real property, any machinery, equipment, fixture, vehicle or other personal property or parts thereof, except in the ordinary course of business (consistent with its past practice).

     3.4 Titles to Property; Absence of Liens and Encumbrances. Except as set
     ---------------------------------------------------------
forth in Schedule A , the Seller has good and marketable title to, or, valid and subsisting leasehold interests in, all of its properties and assets, tangible and intangible, free and clear of all liens, mortgages, security interests, claims, charges and encumbrances, except for liens for current taxes or assessments not yet due and payable.

     3.5 Hazardous Waste. There is no substance or material defined or
     -------------------
designated as hazardous or toxic waste, material, substance, or other similar term, by any local environmental statute, regulation or ordinance currently in effect, on, about, or in any of the real property owned by the Seller or in which the Seller has any leasehold interest.

     3.6 Utilities. All water, sewer, gas, electric, telephone and drainage
     -------------
facilities and all other utilities required by law or for the normal use and operation of the real property owned by the Seller are installed to the property lines of such real property and are connected pursuant to valid permits.

     3.7 Inventories. Inventories of the Seller consist of items of quality and
     ---------------
quantity usable or saleable in the ordinary course of the business and are or will be saleable at values at least equal to the book value amounts thereof; the value of all items of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves have been provided therefore; and the values at which such inventories are carried reflect the normal inventory valuation policy of such company.

     3.8 Equipment. The fixtures, equipment, and operating assets of the Seller
     -------------
are suitable for the uses for which intended and are in good operating condition and repair and free from any defects, except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, ordinary wear and tear excepted. Since the date of last financial statement received by Purchaser, the Seller has continued to maintain its equipment in accordance with its past practices in such regard.

     3.9 Compliance with Applicable Law. The Seller is not in violation of or
     ----------------------------------
alleged to be in violation of, or has received notice of any alleged violation of or any citation for noncompliance with any applicable regulation, ordinance, statute, order, law, or rule promulgated by governmental authorities relating to employment, zoning, environmental matters relating to the operations, practices, products, properties or assets of such Seller; and there is no such violation; and all machines, equipment, furniture, fixtures, tools and buildings and other structures owned or used by each such company conform with all applicable laws, ordinances, codes and regulations.

     3.10 Litigation. Except as set forth in Schedule B, there is no lawsuit,
     ---------------
against, by or affecting the Seller which if decided adversely against the Company would have an adverse effect upon the assets or business of the Seller, in any court, or before any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Seller is not in default with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting or relating to the Seller.

     3.11 Completeness of Schedules and Exhibits. The schedules and exhibits
     -------------------------------------------
attached hereto, where provided by or on behalf of the Seller, completely and correctly present the information required by this Agreement to be set forth therein.

     3.12 Broker's Fees. No person, firm, corporation or other entity is
     ------------------
entitled by reason of any act or omission of the Seller to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser hereby represents and warrants to the Seller and agrees, as follows:

     4.1 Broker's Fees. No person, firm, corporation or other entity is entitled
     -----------------
by reason of any act or omission of Purchaser to any broker's or finder's fee, commission, or other similar compensation with respect to the execution and delivery of this Agreement or any related agreement, or with respect to the consummation of the transactions contemplated herein.

     4.2 Purchaser's Completion of Due Diligence. Purchaser will have until
     -------------------------------------------
closing to acknowledge to Seller that it has completed its due diligence in reviewing the materials furnished by the Seller as reflected by the schedules attached to this Agreement. Based upon the satisfactory review and approval of the materials furnished by Seller, Purchaser will deliver certificate(s) representing Seller's ownership.

                                    ARTICLE 5

                                 INDEMNIFICATION

     5.1 The Seller's Indemnification. The Seller hereby agrees to indemnify and
     --------------------------------
hold harmless Purchaser and any of its officers, directors, agents, and employees, and any of Purchaser's parents or subsidiaries, (each such person, its successors and assigns, is referred to herein as an "Indemnified Purchaser"), at all times from and after the date of this Agreement, against and in respect of the following:

     (a) Any and all liabilities of the Seller or claims against it of any nature, whether accrued, absolute, contingent or otherwise (i) existing at the date hereof, to the extent not reflected in Purchasers due diligence;

     (b) Any loss, claim, liability, expense or other damage incurred by any Indemnified Purchaser caused by, resulting from or arising out of any failure on the part of the Seller to perform any covenant in this Agreement or any exhibit, annex, schedule or other instrument or certificate delivered pursuant hereto or any breach of warranty or any inaccurate or erroneous representation made by or on behalf of the Seller in this Agreement or in any exhibit, annex, schedule or other instrument or certificate delivered pursuant hereto; and

      (c) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including attorneys' fees, incidental to any of the foregoing.

     5.2 Purchaser's Indemnification. Purchaser hereby indemnifies and holds
     -------------------------------
harmless the Seller (such person, its successors and assigns, is referred to herein as an "Indemnified Seller"), at all times from and after the date of this Agreement, against and in respect of the following:

     (a) Any loss, claim, liability, expense or other damage incurred by any Indemnified Seller caused by, resulting from or arising out of any failure on Purchaser's part to perform any covenant in this Agreement or any exhibit, annex, schedule or other instrument or certificate delivered pursuant hereto or any breach of warranty or any inaccurate or erroneous representation made by or on behalf of Purchaser in this Agreement or in any exhibit, annex, schedule or other instrument or certificate delivered pursuant hereto; and

     (b) Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including attorneys' fees, incidental to any of the foregoing.

     5.3 Third Party Claims. If a claim by a third party is made against any of
     ----------------------
the indemnified parties, and if such indemnified party intends to seek indemnity with respect thereto under this Article 5, such indemnified party shall promptly notify Purchaser or the Seller, as the case may be, of such claim. The indemnifying party shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of its own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its expense, the settlement or defense therefore, and the indemnified party shall cooperate with it in connection therewith; provided that: (i) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified party, (ii) the indemnifying party shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and (iii) the indemnifying party shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party within the limits of this Article 5. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such claim, provided that in such event the indemnified party shall waive any right to indemnity therefore by the indemnifying party. If the indemnifying party does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party. The indemnified party shall, however, notify the indemnifying party of any compromise or settlement of any such claim. Nothing contained in this Section 5.3 shall be construed as a limitation on the right of any party to indemnification under Sections 5.1, 5.2 or 5.4 herein.

     5.4 Tax Liabilities. In addition to the other indemnifications given in
     -------------------
this Article 5, (i) the Seller agrees to indemnify and hold harmless the Indemnified Purchaser against and in respect of any Property Transfer Tax and Stamp Duties, whether or not due, arising out of the sale of the assets.

                                    ARTICLE 6

      6 Related Parties. Halton Martin is the C.E.O and majority shareholder of
      -----------------
Caribbean American Health Resorts Inc, which is the parent of Caribbean American Health Resorts (Barbados) Inc. and is also a majority shareholder of the Seller. However, this transaction is deemed to be an arms length transaction supported by bona fide appraisals and valuations of the assets agreed to be sold and purchase using current market values.

                                    ARTICLE 7

                                  MISCELLANEOUS

     6.1 Notices. Any notice, request or other communication hereunder shall be
     -----------
given in writing and shall be served either personally or delivered by mail, postage prepaid and addressed to the following addresses:

     If to Purchaser:
Caribbean American Health Resorts (Barbados), Inc.
Regency Cove Hotel
Hastings Main Road
Hastings, Christ Church
Barbados

     to Seller:
Royal Caribbean Hotels Limited
Regency Cove Hotel
Hastings Main Road
Hastings, Christ Church
Barbados


 Notices shall be deemed received at the earlier of actual receipt or three (3) business days following mailing.

     6.2 Survival of Representations and Warranties. All representations,
     ----------------------------------------------
warranties and covenants contained in this Agreement or any statement, deed, certificate, instrument, schedule, exhibit or other document delivered pursuant hereto or otherwise in connection herewith--each and every one of which representations, warranties and covenants is strictly relied upon--shall survive the Closing and continue in full force and effect thereafter.

     6.3 Entire Agreement. This Agreement, including the exhibits attached
     --------------------
hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     6.4 Expenses. Each of the parties will pay its own fees and expenses,
     ------------
including its own counsel fees and accountants' fees incurred in connection with this Agreement or any transaction contemplated by this Agreement.

     6.5 Amendments; Waiver. This Agreement may not be amended, supplemented,
     ----------------------
cancelled or discharged except by written instrument executed by the party affected thereby. No failure to exercise and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege (hereunder or otherwise). No waiver of any breach of any agreement hereunder or any other agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other agreement. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement, and the exhibits hereto, are in addition to all other rights and remedies, at law or in equity, that they may have against the other.

     6.6 Time. Time is of the essence in the performance of the parties'
     --------
respective obligations herein contained.

     6.7 Severability. Any provision of this Agreement, which is prohibited or
     ----------------
unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.8 Successors and Assigns. This Agreement shall be binding upon and inure
     --------------------------
to the benefit of Purchaser and the Seller and its successors and assigns; provided, however, that the Seller shall not directly or indirectly transfer or assign any of its rights hereunder in whole or in part without the written consent of Purchaser, and any such transfer or assignment without said consent shall be void, ab initio.

     6.9 Counterparts. This Agreement may be executed in one or more
     ----------------
counterparts, each of whom shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

     6.10 Recitals, Schedules and Exhibits. The Recitals, Schedules and Exhibits
     -------------------------------------
to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

     6.11 Section Headings. The section headings used herein are inserted for
     ---------------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     6.12 Governing Law. This Agreement shall be governed by and construed in
     ------------------
accordance with the internal laws (and not the law of conflicts) of the island of Barbados.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be binding and effective as of the day and year first above written.


SELLER

Royal Caribbean Hotels Limited.

By  /s/ Gustavus Bynoe
    ---------------------------------

Name  Gustavus Bynoe
    ---------------------------------

Title  Managing Director
    ---------------------------------


Date  12/01/03
    ---------------------------------


PURCHASER

Caribbean American Health Resorts (Barbados) Inc.


By  /s/  Halton Martin
    ---------------------------------

Name  Halton Martin
    ---------------------------------

Title  CEO
    ---------------------------------


Date  12/01/03
    ---------------------------------



LIST OF SCHEDULES (To be prepared by Seller and attached)

Financial Valuation (ss.1.2)

Documents of Ownership
     1.   Purchase Contract
     2.   Title Policies
     3.   Escrow Instruction

 Necessary authorizations, approvals, or consents (ss.3.2)

 Real Property (ss.3.8[a])

 Equipment (ss.3.8[b])

 Certain Leases and Contracts (ss.3.8[e])

 Litigation (ss.3.8[h])

 Permits, Licenses, Etc. (ss.3.8[I])

 Liens and Encumbrances (ss.3.9)

 Tax Matters (ss.3.24)